Bernville Bank, N.A. Employee's Profit Sharing Plan
                      Plan Compliance and Merger Amendment

Bernville Bank, N.A. (the "Employer") adopted the Bernville Bank, N.A. Employee's Profit Sharing Plan (the "Plan"), which Plan will be merged with and into the National Penn Bancshares, Inc. Capital Accumulation Plan (the "NPB Plan") on or about June 29, 2001. The Employer hereby adopts this Plan Compliance and Merger Amendment to comply with changes in law that apply to the Plan before the merger date and to provide for its merger with and into the NPB Plan. The terms of this Plan Compliance and Merger Amendment shall apply notwithstanding any provision of the Plan to the contrary.

     1. Highly Compensated Employee. For Plan Years starting after December 21, 1996, a highly compensated employee is any employee who performs service for the Employer or an entity (an "Affiliate") treated as a single employer with the Employer under section 414(b), (c), (m) or (o) of the Internal Revenue Code ("Code") during the Determination Year and who:

          (a) was a Five-Percent Owner at any time during the Look-back Year or the current Plan Year; and

          (b) received Compensation from the Employer or Affiliates in the aggregate in excess of $80,000 (as adjusted pursuant to sections 414(q)(1) and 415(d) of the Code) during the Look-back Year and was in the Top-paid Group during the Look-back Year.

          Notwithstanding the foregoing, for the first Plan Year starting after December 31, 1996, any individual who was a Highly Compensated Employee (within the meaning of Subsection (a) of this Section) in the last Plan Year starting prior to January 1, 1997 shall be deemed to have been a Highly Compensated Employee for the Look-back Year applicable to the first Plan Year commencing after December 31, 1996. A highly compensated former employee is any employee who separated from service with the Employer and all Affiliates (or was deemed to have separated) prior to the Determination Year, performs no service for the Employer or an Affiliate during the Determination Year, and was a Highly Compensated Employee for either the year in which he experienced a cessation of the Employer/employee or Affiliate/employee relationship or for any Determination Year ending on or after the date on which he attains age 55.

          For the purposes of this Section, the following definitions shall apply:

          "Compensation" means compensation within the meaning of section 415(c)(3) of the Code.

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          "Determination Year" means the Plan Year with respect to which the determination of an individual's status as a "highly compensated employee" (or as a "nonhighly compensated employee") is being made.

          "Five-Percent owner" means a person who is a five-percent owner within the meaning of section 416(i)(1) of the Code.

          "Look-back Year" means the period of twelve (12) consecutive months immediately preceding the Determination Year, except that for the purposes of determining "Look-back Year" data, data for the calendar year beginning with or within the Look-back Year shall be deemed to be the data for the Look-back Year.

          "Top-paid Group" means that group of employees of the Employer and its Affiliates who, when ranked on the basis of compensation paid during the Determination Year or Look-back Year are among the 20 percent of employees receiving the greatest amount of such compensation, excluding, however, (1) employees who have not completed 6 months of service, (2) employees who normally work less than 17.5 hours per week, (3) employees who normally work during not more than 6 months during any year, (4) employees who have not attained age 21, and (5) except as otherwise provided by regulation promulgated by the Secretary of the Treasury or his delegate, employees who are included in a unit of employees covered by a collective bargaining agreement between employee representatives and the employer.

     2. Leased Employee. For Plan Years starting after December 31, 1996, "Leased Employee" means a person who is not an employee of the Employer or of an Affiliate, but who provides services to the Employer or an Affiliate where (a) such services are performed, pursuant to an agreement between the recipient of those services and any other person or entity, (b) the person performing the services has done so on a substantially full-time basis for at least one year and (c) the services so performed are performed under the primary direction and control of the recipient of those services, except that even if an individual would otherwise be considered a Leased Employee hereunder, that person shall not be considered a Leased Employee if (1) he is covered by a money purchase plan which (i) covers all employees of the leasing organization (other than those rendering service directly to the leasing organization), (ii) provides a nonintegrated employer contribution rate of at least ten percent (10%) of compensation (as defined for the purposes of section 415 of the Code), and (iii) allows immediate participation and full and immediate vesting, and (2) Leased Employees (including, for this purpose, those who would be Leased Employee but for the operation of this sentence) do not constitute more than twenty percent (20%) of that part of the recipient's workforce consisting of nonhighly compensated employees.

     3. Required Beginning Date. For Plan Years starting after December 31, 1996, "Required Beginning Date" means (a) as to any participant who is a five-percent owner (within the meaning of section 416(i)(1) of the Code), April 1 of the calendar year next following the calendar year in which the participant attains age 70-1/2, or, if later, the date established under a valid election made under section 242(b) of the Tax Equity

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and Fiscal Responsibility Act of 1982, as amended; and, (b) as to any other participant, April 1 of the calendar year next following the later to occur of
(1) his attainment of age 70-1/2 or (2) his separation from service with the Employer and all Affiliates.

     4. Family Aggregation. For Plan Years starting after December 31, 1996, the "family aggregation" provisions theretofore applicable under section 401(a)(17) of the Code and the Plan shall not apply.

     5. Compensation. For Plan Years starting after December 31, 1997, "Compensation" for the purposes of Code section 415 limitations shall mean the total remuneration paid to the employee during the limitation year, as reported on IRS form W-2 for federal income tax withholding purposes, to which has been added all elective deferral amounts (as defined at section 402(g)(3) of the Code) during such limitation period, all employee contributions to an annuity under section 403(b) of the Code, all employee contributions under a plan meeting the requirements of section 457 of the Code, and all compensation reductions to which the employee has consented for the purpose of providing "qualified benefits" under a cafeteria plan meeting the requirements of section 125 of the Code or "qualified transportation fringe" benefits under an arrangement that meets the requirements of section 132(f) of the Code.

     6. Cashouts. For Plan Years commencing after August 5, 1997, "$3,500" is hereby substituted for "$5,000" at each place where "$3,500" appears; provided, however, that such substitution shall not be effective as to any situation where the $3,500 limitation was in effect at the commencement of a series of benefit payments and where there remained, as of the effective date of the substitution, at least one periodic distribution yet to be made.

     7. Military Service. For periods from and after December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Internal Revenue Code.

     8. Nondiscrimination Testing -- Elective Contributions.

          (a) Requirement that Test be Passed. With respect to each Plan Year starting after December 31, 1996, the qualified cash or deferred feature of the Plan shall satisfy the requirements of the actual deferral percentage test ("ADP Test") described as section 401(k)(3) of the Code by causing any of (i), (ii) or
(iii) below to be true. An employee is a participant for the Plan Year for testing purposes if he is eligible to make pretax elective deferrals at any time during the Plan Year, except as provided at (g) below.

               (i) The average deferral percentage ("ADP") for Highly Compensated Employees who are participants for the Plan Year does not exceed the product determined by multiplying (A) for the ADP for Nonhighly Compensated Employees by (B) 1.25.

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               (ii) The ADP for Highly Compensated Employees who are
participants for the Plan Year does not exceed the product determined by multiplying (A) the ADP for participants who are Nonhighly Compensated Employees by (B) 2.0; provided that the ADP for participants who are Highly Compensated Employees does not exceed the ADP for participants who are Nonhighly Compensated Employees by more than two (2) percentage points; and further provided that, as to any Plan Year with respect to which the Plan is subject to the requirement that there also be compliance with the "actual contribution percentage" limitations of section 401(m) of the Code, the limitation described in this Paragraph (ii) shall be adjusted to the extent necessary to assure compliance with the "multiple use" limitations set forth at Treas. Reg. Section 1.401(m)-2.

               (iii) The Plan is a "safe harbor" design plan meeting the requirements of section 401(k)(12) of the Code, and, with respect to the Plan Year, the requirements of (A) section 401(k)(12)(B) or 401(k)(12)(C) of the Code and of (B) section 401(k)(12)(D) and of applicable regulations and notices promulgated in connection therewith have been satisfied.

          (b) If the Plan is treated as more than one plan for the purposes of testing compliance with the requirements of section 410(b)(l)(B) of the Code, each component plan shall be tested separately for purposes of determining compliance with the ADP Test described at section 401(k)(3) of the Code.

          (c) Testing Method to be Used. The ADP test will be conducted using the Prior Year Testing Method; provided, however, that the Plan Sponsor may, at any time, amend the Plan to change to the Current Year Testing Method.

          (d) Correction of Failure to Pass ADP Test. In the event that the Plan initially fails the ADP Test with respect to any Plan Year, the failure shall be corrected, at the option of the Employer, by:

               (i) making an additional QNEC to be allocated among the deferral contribution subaccounts of participants who are Non-highly Compensated Employees who are currently benefiting participants on a per capita basis; or

               (ii) by reducing the Elective Deferral Amounts of the Highly Compensated Employees by the Dollar Leveling Method, and by paying the amount of each such reduction (with earnings and accretions attributed thereto, and reduced by any loss allocable thereto), net of any tax withholding required, to the Highly Compensated Employee whose Elective Deferral was so reduced.

          (e) For the purposes of this Section,

               (i) "Current Year Testing Method" means testing ADP compliance under section 401(k)(3) of the Code by comparing the current Plan Year ADP for participants who are Highly Compensated Employees for the Plan Year of

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reference with the current Plan Year ADP for participants who are Nonhighly
Compensated Employees.

               (ii) "Dollar Leveling Method" means the method of reducing (by payment of presumptive Elective Deferral Amounts to the respective Highly Compensated Employees whose current remuneration was reduced to generate such amounts) the total Elective Deferral Amounts of the Highly Compensated Employees for a given Plan Year, as described in this subsection. The aggregate dollar amount by which the Elective Deferral Amounts of all Highly Compensated Employees must be reduced to achieve compliance with the applicable limitations is determined; then the Elective Deferral Amount of the Highly Compensated Employee(s) having the highest Elective Deferral Amount for such year to the higher of (A) the level at which the ADP Test is passed by the Plan without the reduction of the Elective Deferral Amount of any other Highly Compensated Employee, or (B) the Elective Deferral Amount of the Highly Compensated Employee(s) having the next highest Elective Deferral Amount. If the process described in the preceding sentence does not result in Elective Deferral Amount reductions equal to the requisite aggregate reduction amount, the process described in the preceding sentence shall be repeated at progressively descending Elective Deferral Amount levels among Highly Compensated Employees until the required aggregate reduction has been achieved.

               (iii) "ADP" means the "average deferral percentage" for a specific group of participants for a Plan Year which is the average of the "actual deferral percentage" for each participant in the group for such Plan Year. The "actual deferral percentage" for a particular participant for a Plan Year shall be the ratio of the amount of pretax elective deferral contributions made no later than twelve months after the close of the Plan Year for such participant out of amounts that would have been received by him in the Plan Year but for his election and which are allocated to him on or before the last day of the Plan Year without regard to participation or performance of services thereafter to the participants "compensation" for such Plan Year. For this purpose, "compensation" means compensation for service performed for the Employer or an Affiliate which is currently includable in gross income or which is excludable from gross income pursuant to an election under a qualified cash or deferred arrangement under section 401(k) of the Code or a cafeteria plan under section 125 of the Code; provided, however, the plan administrator may elect to limit compensation for all participants to amounts paid during the portion of the Plan Year during which the participant was eligible to participate in the Plan or use any definition of compensation permissible under section 414(s) of the Code and the regulations thereunder. The ADP for any participant who is a "Highly Compensated Employee" for the Plan Year and who is eligible to make elective contributions excludable from income under sections 401(k) and 402(a)(8) of the Code to any plan maintained by the Employer or an Affiliate shall be determined s if all such contributions were made under this Plan.

          (f) Aggregation of Plans. In the event that this Plan satisfies the requirements of section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of section

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401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then the testing requirements shall be applied by determining the ADP as if all such plans were a single plan.

          (g) Testing Alternatives. To the extent permitted by the Code, the Plan may treat participant pretax elective contributions as matching or voluntary after-tax contributions and vice versa, to facilitate satisfaction of any applicable nondiscrimination requirement. Further, if the Employer elects in accordance with section 401(k)(3)(E) of the Code to apply section 410(b)(4)(B) of the Code in determining whether the requirements of this section are satisfied, the Employer may exclude from the testing group nonhighly compensated employees who have not met the minimum age and service requirements of section 410(a)(1)(A) of the Code.

     9. Nondiscrimination Testing -- Matching Contributions

          (a) Requirement that ACP Test be Passed. With respect to each Plan Year starting after December 31, 1996, the Plan shall satisfy the requirements of the average contribution percentage test described at section 401(m)(2) of the Code ("ACP Test") by causing any of (i), (ii) or (iii) below to be true. An employee is a participant for the Plan Year for testing purposes if he is eligible to make post tax elective contributions or receive matching contributions at any time during the Plan Year, except as provided at (g) below.

               (i) The ACP for Highly Compensated Employees who are participants for the Plan Year does not exceed the product determined by multiplying (A) the ACP for Nonhighly Compensated Employees by (B) 1.25.

               (ii) The ACP for Highly Compensated Employees who are participants for the Plan Year does not exceed the product determined by multiplying (A) the ACP for participants who are Nonhighly Compensated Employees by (B) 2.0; provided that the ACP for participants who are Highly Compensated Employees does not exceed the ACP for participants who are Nonhighly Compensated Employees by more than two (2) percentage points.

               (iii) The Plan satisfied the requirements of section 401(k)(12) of the Code, and, in addition, the Plan meets the requirements of 401(m)(11) or 401(m)(12) of the Code.

          (b) If the Plan is treated as more than one plan for the purposes of testing compliance with the requirements of section 410(b)(1)(B) of the Code, each component plan shall be tested separately for purposes of determining compliance with the ACP Test described at section 401(m)(2) of the Code.

          (c) Testing Method to be Used. The ACP Test will be conducted using the Prior Year Testing Method; provided, however, that the Plan Sponsor may, at any time, amend the Plan to change to the Current Year Testing Method.

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
          (d) Correction of Failure to Pass ACP Test. In the event that the Plan initially fails the ACP Test with respect to any Plan Year, the failure shall be corrected by reducing the excess aggregate contribution amounts of the Highly Compensated Employees by the Dollar Leveling Method, and by paying the vested amount of each such reduction (with earnings and accretions attributed thereto, and reduced by any loss allocable thereto), net of any tax withholding required, to the Highly Compensated Employee whose contribution was so reduced and forfeiting the nonvested amount.

          (e) For the purposes of this Section,

               (i) "Current Year Testing Method" means testing ACP compliance under section 401(m)(2) of the Code by comparing the current Plan Year ACP for participants who are Highly Compensated Employees for the Plan Year of reference with the current Plan Year ACP for participants who are Nonhighly Compensated Employees.

               (ii) "Dollar Leveling Method" means the method of reducing (by payment of Contribution Amounts to the respective Highly Compensated Employees whose contribution was reduced to generate such amounts) the total Contribution Amounts of the Highly Compensated Employees for a given Plan Year, as described in this subsection. The aggregate dollar amount by which the Contribution Amounts of all Highly Compensated Employees must be reduced to achieve compliance with the applicable limitations is determined; then the Contribution Amount of the Highly Compensated Employee(s) having the highest Contribution Amount for such year to the higher of (A) the level at which the ACP Test is passed by the Plan without the reduction of the Contribution Amount of any other Highly Compensated Employee, or (B) the Contribution Amount of the Highly Compensated Employee(s) having the next highest Contribution Amount. If the process described in the preceding sentence does not result in Contribution Amount reductions equal to the requisite aggregate reduction amount, the process described in the preceding sentence shall be repeated at progressively descending Contribution Amount levels among Highly Compensated Employees until the required aggregate reduction has been achieved.

               (iii) "ACP" means the "average contribution percentage" for a specific group of participants for a Plan Year which is the average of the "actual contribution percentage" for each participant in the group for such Plan Year. The "actual contribution percentage" for a particular participant for a Plan Year shall be the ratio of the amount of Employer matching contributions and post tax participant elective contributions ("Contribution Amounts") made no later than twelve months after the close of the Plan Year for such participant out of amounts that would have been received by him in the Plan Year but for his election and which are allocated to him on or before the last day of the Plan Year without regard to participation or performance of services thereafter to the participants "compensation" for such Plan Year. For this purpose, "compensation" means compensation for service performed for the Employer or an Affiliate which is currently includable in gross income or which is excludable from gross income pursuant to an election under a qualified cash or deferred arrangement under

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section 401(k) of the Code or a cafeteria plan under section 125 of the Code;
provided, however, the plan administrator may elect to limit compensation for all participants to amounts paid during the portion of the Plan Year during which the participant was eligible to participate in the Plan or use any definition of compensation permissible under section 414(s) of the Code and the regulations thereunder. The ACP for any participant who is a "Highly Compensated Employee" for the Plan Year and who is eligible to receive matching contributions from or make post tax elective contributions to any plan maintained by the Employer or an Affiliate shall be determined as if all such contributions were made under this Plan.

          (f) Aggregation of Plans. In the event that this Plan satisfies the requirements of section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of section 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then the testing requirements shall be applied by determining the ACP as if all such plans were a single plan.

          (g) Testing Alternatives. To the extent permitted by the Code, the Plan may treat participant pretax elective contributions as matching or voluntary after-tax contributions and vice versa, to facilitate satisfaction of any applicable nondiscrimination requirement. Further, if the Employer elects in accordance with section 401(k)(3)(E) of the Code to apply section 410(b)(4)(B) of the Code in determining whether the requirements of this section are satisfied, the Employer may exclude from the testing group nonhighly compensated employees who have not met the minimum age and service requirements of section 410(a)(1)(A) of the Code.

     10. Eligible Rollover Distribution. "Eligible Rollover Distribution" shall mean an "eligible rollover distribution" within the meaning of section 402(c)(4) of the Code, provided, however, that the term shall apply to a hardship distribution meeting the requirements of section 402(k)(2)(B)(i)(IV) if (and only if) such distribution is made on or before December 31, 1999.

     11. Merger. No contributions shall be made to the Plan for any Plan Year beginning on or after January 1, 2001. The assets of the Plan shall be merged with and into the NPB Plan on or about June 29, 2001. The merger shall be conducted in accordance with satisfaction of all applicable requirements of sections 414(l) and 411(d)(6) of the Code.

     Executed this ___________ day of June, 2001.

                                        Bernville Bank, N.A.



                                        By_________________________________

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